Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Second Quarter Results

And Narrows 2019 Guidance

Philadelphia, PA, July 22, 2019 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2019.

Management Comments

“We have made excellent progress on our 2019 business plan,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust.  “Market conditions remain strong and we are now 99% executed on our 2019 speculative revenue target.  In addition, we are increasing several of our key leasing plan metrics, including our mark-to-market rents on both a GAAP and cash basis.  Our development pipeline aggregating $214 million is over 65% leased at a weighted-average cash yield on cost of 8.9%.  In Philadelphia, Pennsylvania, we achieved a significant milestone by receiving zoning approval for our entire Schuylkill Yards development site that will allow us to continue transforming University City.  With the Schuylkill Yards zoning approval, we can now move forward on our mixed-use development totaling more than five million square feet featuring office, resident and life science components.  After a productive second quarter we are narrowing our current 2019 FFO guidance range from $1.39-$1.45 to $1.40-$1.44 per diluted share.”

Second Quarter Highlights

Financial Results

▪	Net income to common shareholders: $6.1 million, or $0.03 per share.
▪	Funds from Operations (FFO): $62.2 million, or $0.35 per share.

Portfolio Results

▪	Core Portfolio: 93.0% occupied and 95.9% leased.
▪	New and Renewal Leases Signed: 651,000 square feet
▪	Tenant Retention Ratio: 100%
▪	Rental Rate Mark-to-Market: Increased 12.1% / 8.5% on GAAP/cash basis

2019 Business Plan Revisions

▪	Rental Rate Mark-to-Market: Increased range from 9-11% to 11-12% on a GAAP basis and from 2-4% to 4-5% on a cash basis.
▪	Tenant Retention: Increased target from 61% to 65%.

Recent Transaction Activity

Joint Venture Activity

▪

Our Northern Virginia joint venture in which we own a 15% equity interest, completed two portfolio mortgages with $207.3 million of initial borrowings.  The first portfolio mortgage totaled $113.1 million and closed on March 29, 2019 and the second portfolio mortgage totaled $94.2 million and closed on April 11, 2019.  After closing costs, we received net proceeds totaling $30.5 million in April 2019.

2929 Walnut Street, Suite 1700, Philadelphia, PA 19104 Phone: (610) 325-5600 • Fax: (610) 325-5622

2019 Finance / Capital Markets Activity

▪	We have $163.5 million outstanding on our $600.0 million unsecured revolving credit facility as of June 30, 2019.
▪	We have $31.6 million of cash and cash equivalents on-hand as of June 30, 2019.

Results for the Three and Six Month Periods Ended June 30, 2019

Net income allocated to common shares totaled $6.1 million or $0.03 per diluted share in the second quarter of 2019 compared to net income of $12.7 million or $0.07 per diluted share in the second quarter of 2018.

FFO available to common shares and units totaled $62.2 million or $0.35 per diluted share in the second quarter of 2019 as compared to $63.0 million, or $0.35 per diluted share for the second quarter of 2018.  Our results for 2019 and 2018 include gains on the sale of land totaling $1.5 million and $2.8 million, respectively.  Our second quarter 2019 payout ratio ($0.19 common share distribution / $0.35 FFO per diluted share) was 54.3%.

Net income allocated to common shares totaled $10.5 million or $0.06 per diluted share in the first six months of 2019 compared to net income of $56.6 million or $0.31 per diluted share in the first six months of 2018.

Our FFO available to common shares and units for the first six months of 2019 totaled $122.3 million or $0.69 per diluted share versus $120.2 million, or $0.66 per diluted share in the first six months of 2018.

Operating and Leasing Activity

In the second quarter of 2019, our Net Operating Income (NOI) excluding termination revenues and other income items decreased (1.7%) on a GAAP basis and increased 1.6% on a cash basis for our 75 same store properties, which were 93.0% and 92.8% occupied on June 30, 2019 and 2018, respectively.

We leased approximately 651,000 square feet and commenced occupancy on 316,000 square feet during the second quarter of 2019.  The second quarter occupancy activity includes 96,000 square feet of renewals, 140,000 square feet of new leases and 80,000 square feet of tenant expansions.  We have an additional 482,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2019.

We achieved 100% tenant retention ratio in our core portfolio with net absorption of 149,000 square feet during the second quarter of 2019.  Second quarter rental rate growth increased 12.1% as our renewal rental rates increased 9.7% and our new lease/expansion rental rates increased 16.1%, all on a GAAP basis.

At June 30, 2019, our core portfolio of 92 properties comprising 16.4 million square feet was 93.0% occupied and we are currently 95.9% leased (reflecting new leases commencing after June 30, 2019).

Distributions

On May 22, 2019, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that is payable on July 19, 2019 to shareholders of record as of July 5, 2019.

2019 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2019 net income guidance of $0.18 - $0.24 to $0.17 - $0.21 per diluted share and 2019 FFO guidance of $1.39 - $1.45 to $1.40 - $1.44 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2019 FFO and earnings per diluted share:

Guidance for 2019		Range

Earnings per diluted share allocated to common shareholders	$0.17	to	$0.21
Plus: real estate depreciation, amortization	1.23		1.23

FFO per diluted share	$1.40	to	$1.44

Our 2019 key business plan assumptions include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2019 and 95-96% leased;
▪	11-12% increase in overall lease rates on a GAAP basis;
▪	4-5% increase in overall lease rates on a cash basis;
▪	0-2% increase in 2019 same store GAAP NOI;
▪	1-3% increase in 2019 same store cash NOI;
▪	Speculative Revenue Target: $32.0 million, 99% achieved;
▪	Change in Lease Accounting Treatment: $7.9 million decrease to earnings, or $0.04 per diluted share;
▪	Tenant Retention Rate: 65%;
▪	$0.19 per share quarterly dividend;
▪	Acquisition Activity: none
▪	Sales Activity: none
▪	One Development Start: 405 Colorado, Austin, Texas
▪	Annual earnings and FFO per diluted share based on 178.2 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 180 properties and 24.9 million square feet as of June 30, 2019, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss 2019 financial results and earnings guidance for fiscal 2019 on Tuesday, July 23, 2019 at 9:00 a.m. Eastern Time.  The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 3267107.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Tuesday, August 6, 2019, by calling 1-855-859-2056 and entering access code 3267107.  The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead – Third Quarter 2019 Conference Call

We anticipate we will release our third quarter 2019 earnings on Thursday, October 17, 2019, after the market close and will host our third quarter 2019 conference call on Friday, October 18, 2019 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company's practice regarding payment of dividends may be modified at any time and from time to time.  Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2018. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate and impairment losses on investments in unconsolidated real estate ventures (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

Revision of Prior Period Financial Statements

Our first quarter 2019 results and comparative 2018 results have been adjusted to correct for the effects of errors discovered during the second quarter of 2019 relating to the purchase price allocation and depreciable lives for two acquisitions made in a prior period. We have evaluated the impact of the errors to previously issued financial statements and concluded that the error was immaterial to our previously issued financial statements, however, to correct the cumulative effect of the errors in 2019 would significantly impact the 2019 financial statements. Accordingly, we have corrected previously issued financial statements. The corrections to our balance sheets include a reduction in cumulative earnings and operating properties and an increase to accumulated depreciation. The corrections to our income statements result in an increase in depreciation and amortization and property operating expenses. In addition, we reversed the impact of an out of period adjustment which was previously disclosed in our Q1 2019 10-Q.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	June 30,	December 31,
	2019	2018
ASSETS
Real estate investments:
Operating properties	$4,030,605	$3,951,719
Accumulated depreciation	(940,833)	(885,407)
Right of use asset - operating leases, net	22,001	-
Operating real estate investments, net	3,111,773	3,066,312
Construction-in-progress	120,785	150,263
Land held for development	89,219	86,401
Prepaid leasehold interests in land held for development, net	39,795	39,999
Total real estate investments, net	3,361,572	3,342,975
Assets held for sale, net	7,349	11,599
Cash and cash equivalents	31,573	22,842
Accounts receivable, net of allowance of $284 and $1,653 as of June 30, 2019 and December 31, 2018, respectively	18,181	16,394
Accrued rent receivable, net of allowance of $11,009 and $11,266 as of June 30, 2019 and December 31, 2018, respectively	170,420	165,243
Investment in Real Estate Ventures	128,189	169,100
Deferred costs, net	98,202	91,075
Intangible assets, net	109,365	131,348
Other assets	123,623	126,400
Total assets	$4,048,474	$4,076,976
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$317,377	$320,869
Unsecured credit facility	163,500	92,500
Unsecured term loan, net	248,299	248,042
Unsecured senior notes, net	1,367,360	1,366,635
Accounts payable and accrued expenses	98,552	125,696
Distributions payable	34,113	33,632
Deferred income, gains and rent	22,481	28,293
Acquired lease intangibles, net	27,958	31,783
Lease liability - operating leases	22,453	-
Other liabilities	16,716	18,498
Total liabilities	$2,318,809	$2,265,948

Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 176,197,883 and 176,873,324 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	1,763	1,770
Additional paid-in-capital	3,188,239	3,200,850
Deferred compensation payable in common shares	16,239	14,021
Common shares in grantor trust, 1,113,450 and 977,120 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	(16,239)	(14,021)
Cumulative earnings	781,017	775,625
Accumulated other comprehensive income	(2,160)	5,029
Cumulative distributions	(2,251,040)	(2,183,909)
Total Brandywine Realty Trust's equity	1,717,819	1,799,365
Noncontrolling interests	11,846	11,663
Total beneficiaries' equity	1,729,665	1,811,028
Total liabilities and beneficiaries' equity	$4,048,474	$4,076,976

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Rents	$137,787	$126,927	$275,885	$253,686
Third party management fees, labor reimbursement and leasing	5,148	4,913	9,103	12,587
Other	1,216	1,946	3,059	3,871
Total revenue	144,151	133,786	288,047	270,144
Operating expenses:
Property operating expenses	38,684	37,906	78,184	77,257
Real estate taxes	16,089	12,417	31,872	24,839
Third party management expenses	2,449	2,243	4,566	6,993
Depreciation and amortization	51,667	43,958	103,111	87,490
General and administrative expenses	8,399	7,523	18,243	16,246
Total operating expenses	117,288	104,047	235,976	212,825
Gain on sale of real estate
Net loss on disposition of real estate	-	(35)	-	(35)
Net gain on sale of undepreciated real estate	250	2,837	1,251	2,859
Total gain on sale of real estate	250	2,802	1,251	2,824
Operating income	27,113	32,541	53,322	60,143
Other income (expense):
Interest income	553	641	1,078	1,344
Interest expense	(20,516)	(19,301)	(40,873)	(38,834)
Interest expense - amortization of deferred financing costs	(666)	(627)	(1,332)	(1,254)
Equity in loss of real estate ventures	(1,491)	(358)	(2,849)	(1,183)
Net gain on real estate venture transactions	1,276	-	1,535	37,263
Net income before income taxes	6,269	12,896	10,881	57,479
Income tax provision	(17)	(20)	(46)	(158)
Net income	6,252	12,876	10,835	57,321
Net income attributable to noncontrolling interests	(47)	(129)	(107)	(504)
Net income attributable to Brandywine Realty Trust	6,205	12,747	10,728	56,817
Nonforfeitable dividends allocated to unvested restricted shareholders	(93)	(86)	(212)	(200)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$6,112	$12,661	$10,516	$56,617

PER SHARE DATA
Basic income per Common Share	$0.03	$0.07	$0.06	$0.32
Basic weighted average shares outstanding	176,143,206	178,547,555	176,001,071	178,471,960

Diluted income per Common Share	$0.03	$0.07	$0.06	$0.31
Diluted weighted average shares outstanding	176,690,824	179,692,336	176,578,140	179,740,690

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$6,112	$12,661	$10,516	$56,617
Add (deduct):
Net income attributable to noncontrolling interests - LP units	34	108	60	478
Nonforfeitable dividends allocated to unvested restricted shareholders	93	86	212	200
Net gain on real estate venture transactions	-	-	(259)	(37,263)
Net loss on disposition of real estate	-	35	-	35
Depreciation and amortization:
Real property	36,532	35,420	72,138	70,269
Leasing costs including acquired intangibles	14,698	8,144	30,104	16,450
Company’s share of unconsolidated real estate ventures	4,974	6,732	10,015	13,896
Partners’ share of consolidated real estate ventures	(54)	(54)	(107)	(109)
Funds from operations	$62,389	$63,132	$122,679	$120,573
Funds from operations allocable to unvested restricted shareholders	(174)	(168)	(388)	(371)
Funds from operations available to common share and unit holders (FFO)	$62,215	$62,964	$122,291	$120,202

FFO per share - fully diluted	$0.35	$0.35	$0.69	$0.66

Weighted-average shares/units outstanding - fully diluted	177,672,683	181,172,135	177,560,502	181,220,489

Distributions paid per common share	$0.19	$0.18	$0.38	$0.36

FFO payout ratio (distributions paid per common share/FFO per diluted share)	54.3%	51.4%	55.1%	54.5%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 2nd QUARTER

(unaudited and in thousands)

Of the 96 properties owned by the Company as of June 30, 2019, a total of 75 properties ("Same Store Properties") containing an aggregate of 14.2 million net rentable square feet were owned for the entire three-month periods ended June 30, 2019 and 2018. As of June 30, 2019, 17 properties were recently completed/acquired, one property was in development and three properties were in redevelopment. Average occupancy for the Same Store Properties was 92.6% and 92.8% during the three-month periods ended June 30, 2019 and 2018, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2019	2018
Revenue
Rents	$112,025	$111,632
Other	348	583
Total revenue	112,373	112,215

Operating expenses
Property operating expenses	31,704	31,352
Real estate taxes	11,797	10,361
Net operating income	$68,872	$70,502

Net operating income - percentage change over prior year	-2.3%

Net operating income, excluding net termination fees & other	$68,139	$69,337

Net operating income, excluding net termination fees & other - percentage change over prior year	-1.7%

Net operating income	$68,872	$70,502
Straight line rents & other	(627)	(2,596)
Above/below market rent amortization	(336)	(453)
Amortization of tenant inducements	229	264
Non-cash ground rent	212	41
Cash - Net operating income	$68,350	$67,758

Cash - Net operating income - percentage change over prior year	0.9%

Cash - Net operating income, excluding net termination fees & other	$67,463	$66,373

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	1.6%

	Three Months Ended June 30,
	2019	2018
Net income:	$6,252	$12,876
Add/(deduct):
Interest income	(553)	(641)
Interest expense	20,516	19,301
Interest expense - amortization of deferred financing costs	666	627
Equity in loss of Real Estate Ventures	1,491	358
Net gain on real estate venture transactions	(1,276)	-
Net loss on disposition of real estate	-	35
Net gain on sale of undepreciated real estate	(250)	(2,837)
Depreciation and amortization	51,667	43,958
General & administrative expenses	8,399	7,523
Income tax provision	17	20
Consolidated net operating income	86,929	81,220
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(18,057)	(10,718)
Same store net operating income	$68,872	$70,502

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – SIX MONTHS

(unaudited and in thousands)

Of the 96 properties owned by the Company as of June 30, 2019, a total of 74 properties ("Same Store Properties") containing an aggregate of 14.1 million net rentable square feet were owned for the entire six-month periods ended June 30, 2019 and 2018. As of June 30, 2019, 18 properties were recently completed/acquired, one property was in development and three properties were in redevelopment. Average occupancy for the Same Store Properties was 92.4% during 2019 and 92.7% during 2018. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2019	2018
Revenue
Rents	223,958	222,571
Other	721	888
Total revenue	224,679	223,459

Operating expenses
Property operating expenses	64,417	64,000
Real estate taxes	23,363	20,606
Net operating income	$136,899	$138,853

Net operating income - percentage change over prior year	-1.4%

Net operating income, excluding other items	$135,515	$136,833

Net operating income, excluding other items - percentage change over prior year	-1.0%

Net operating income	$136,899	$138,853
Straight line rents & other	(2,456)	(6,666)
Above/below market rent amortization	(686)	(879)
Amortization of tenant inducements	461	529
Non-cash ground rent	427	82
Cash - Net operating income	$134,645	$131,919

Cash - Net operating income - percentage change over prior year	2.1%

Cash - Net operating income, excluding other items	$133,005	$129,453

Cash - Net operating income, excluding other items - percentage change over prior year	2.7%

	Six Months Ended June 30,
	2019	2018
Net income:	$10,835	$57,321
Add/(deduct):
Interest income	(1,078)	(1,344)
Interest expense	40,873	38,834
Interest expense - amortization of deferred financing costs	1,332	1,254
Equity in loss of real estate ventures	2,849	1,183
Net gain on real estate venture transactions	(1,535)	(37,263)
Net loss on disposition of real estate	-	35
Net gain on sale of undepreciated assets	(1,251)	(2,859)
Depreciation and amortization	103,111	87,490
General & administrative expenses	18,243	16,246
Income tax provision	46	158
Consolidated net operating income	173,425	161,055
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(36,526)	(22,202)
Same store net operating income	$136,899	$138,853